Exhibit 5.1

300 North LaSalle

Chicago, Illinois 60654

(312) 862-2000 www.kirkland.com	Facsimile: (312) 862-2200

October 16, 2014

CDW Corporation

CDW LLC

CDW Finance Corporation

and the other Guarantors set forth herein

200 N. Milwaukee Avenue

Vernon Hills, Illinois 60061

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special legal counsel to CDW Corporation, a Delaware corporation (the “Company”), CDW LLC, an Illinois limited liability company (“CDW”), CDW Finance Corporation, a Delaware corporation (“CDW Finance” and, together with CDW, the “Debt Issuers”), CDW Direct, LLC, an Illinois limited liability company (“CDW Direct”), CDW Government LLC, an Illinois limited liability company (“CDW Government”), CDW Logistics, Inc., an Illinois corporation (“CDW Logistics” and, collectively with the Company, CDW Direct and CDW Government, the “Covered Parties”), and CDW Technologies, Inc., a Wisconsin corporation (“CDW Technologies” and, together with the Covered Parties, the “Guarantors” and, collectively with the Covered Parties and the Debt Issuers, the “Registrants”). In this opinion letter, CDW Technologies is also referred to as the “Wisconsin Guarantor.” This opinion letter is being delivered in connection with the preparation of the Registration Statement on Form S-3 (such Registration Statement, as it may be subsequently amended or supplemented, is hereinafter referred to as the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on October 16, 2014 under the Securities Act of 1933, as amended (the “Securities Act”), by the Registrants. The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the “Rules”), of an unspecified amount of (a) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), (b) shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), (c) depositary shares representing fractional interests in shares of Preferred Stock evidenced by depositary receipts of the Company (the “Depositary Shares”), (d) warrants to purchase debt or equity securities of the Company (the “Warrants”), (e) subscription rights to purchase Common Stock or other securities of the Company (the “Subscription Rights”), (f) senior and/or subordinated debt securities of the Debt Issuers (the “Debt

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CDW Corporation

CDW LLC

CDW Finance Corporation

and the other Guarantors set forth herein

October 16, 2014

Securities”), (g) guarantees of the Debt Securities by the Guarantors (the “Guarantees”), (h) share purchase contracts of the Company (the “Share Purchase Contracts”) and (i) share purchase units of the Company (the “Share Purchase Units”). The Registration Statement also relates to the sale of Common Stock from time to time by certain stockholders of the Company to be named in a prospectus supplement, pursuant to Rule 415 of the Rules (the “Secondary Shares” and, collectively with the Common Stock, the Preferred Stock, the Depositary Shares, the Warrants, the Subscription Rights, the Debt Securities, the Guarantees, the Share Purchase Contracts and the Share Purchase Units, the “Securities”) in one or more offerings from time to time on a delayed or continuous basis (the “Offerings”) for an aggregate amount to be registered pursuant to Rule 462(b) of the Rules.

The Depositary Shares will be issued under deposit agreements (the “Deposit Agreements”), to be entered into between the Company and a bank or trust company (the “Depositary”).

The Warrants will be issued under one or more warrant agreements (the “Warrant Agreements”), to be entered into between the Company and a bank or trust company as warrant agent (the “Warrant Agent”).

The Subscription Rights will be issued under one or more subscription rights agreements (the “Subscription Right Agreements”), to be entered into between the Company and a bank or trust company as rights agent (the “Rights Agent”).

Debt Securities will be issued under one or more indentures (the “Indentures”) by and among the Debt Issuers, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”).

The Share Purchase Contracts will be issued under one or more share purchase contract agreements (the “Share Purchase Contract Agreements”), to be entered into between the Company and an agent (the “Share Purchase Contract Agent”).

The Share Purchase Units will be issued under one or more share purchase unit agreements (the “Share Purchase Unit Agreements”), to be entered into between the Company and an agent (the “Share Purchase Unit Agent”).

In connection with the registration of the Securities, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion,

CDW Corporation

CDW LLC

CDW Finance Corporation

and the other Guarantors set forth herein

October 16, 2014

including: (i) the organizational documents of the Registrants, (ii) resolutions of the Registrants with respect to the registration of the Securities and (iii) the Registration Statement and the exhibits thereto.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Debt Issuers and the Covered Parties and the due authorization, execution and delivery of all documents by the parties thereto other than the Debt Issuers and the Covered Parties. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Registrants and others as to factual matters.

We have also assumed that:

(i) the Registration Statement and any amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

(ii) a prospectus supplement or term sheet (a “Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws;

(iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;

(iv) the Securities will be issued and sold in the form and containing the terms set forth in the Registration Statement, the applicable Prospectus Supplement and, as applicable, the appropriate Deposit Agreement, Warrant Agreement, Subscription Rights Agreement, Indenture, Share Purchase Contract Agreement or Share Purchase Unit Agreement;

(v) the Securities offered, as well as the terms of each of the Deposit Agreements, Warrant Agreements, Subscription Rights Agreements, Indentures, Share Purchase Contract

CDW Corporation

CDW LLC

CDW Finance Corporation

and the other Guarantors set forth herein

October 16, 2014

Agreements and Share Purchase Unit Agreements, as they will be executed and delivered, do not result in a default under or breach of any agreement or instrument binding upon the Registrants;

(vi) the Registrants will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Securities being offered and to execute and deliver each of the Deposit Agreements, Warrant Agreements, Subscription Rights Agreements, Indentures, Share Purchase Contract Agreements and Share Purchase Unit Agreements, as applicable;

(vii) the Securities offered, as well as the terms of each of the Deposit Agreements, Warrant Agreements, Subscription Rights Agreements, Indentures, Share Purchase Contract Agreements and Share Purchase Unit Agreements, as they will be executed and delivered, comply with all requirements and restrictions, if any, applicable to the Registrants, whether imposed by any court or governmental or regulatory body having jurisdiction over the Registrants;

(viii) the Indentures and the Trustees will have been qualified under the Trust Indenture Act of 1939, as amended; and

(ix) a definitive purchase, underwriting or similar agreement (each, a “Purchase Agreement”) with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

In rendering the opinion set forth in paragraph 10 below, we have assumed that (i) the Company has received or will receive the entire amount of the consideration contemplated by the Board of Directors of the Company authorizing the issuance of such Secondary Shares and (ii) such consideration was not nor will not be less than $0.01 per Secondary Share, (iii) the Board of Directors of the Company, including any committee thereof, and appropriate officers of the Company have taken or will take all necessary corporate action to approve the issuance of the Secondary Shares and related matters, (iv) the terms of the issuance and sale of the Secondary Shares have been or will be duly established and in conformity with the Company’s certificate of incorporation and by-laws so as not to violate any applicable law, the certificate of incorporation or by-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) if certificated, certificates in the form required under Delaware corporate law representing the Secondary Shares will be duly executed and countersigned, and (vi) the Secondary Shares will be registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefore.

CDW Corporation

CDW LLC

CDW Finance Corporation

and the other Guarantors set forth herein

October 16, 2014

Our opinions expressed below are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) other commonly recognized statutory and judicial constraints on enforceability including statutes of limitations or (iv) public policy considerations that may limit the rights of parties to obtain certain remedies. In addition, we do not express any opinion as to the enforceability of any rights to contribution or indemnification which may be violative of public policy underlying any law, rule or regulation (including federal or state securities law, rule or regulation) or the enforceability of any so-called “fraudulent conveyance or fraudulent transfer savings clause” (and any similar provision in any other document or agreement) to the extent such provisions purport to limit the amount of the obligations of any party or the right to contribution of any other party with respect to such obligations.

Based upon and subject to the foregoing assumptions, exclusions, qualifications and limitations and the further limitations set forth below, we are of the opinion that:

1.	The shares of Common Stock to be issued and sold by the Company, when duly authorized by appropriate corporate action of the Company (including the Board of Directors of the Company or a committee thereof), and issued, sold and delivered against payment therefor in accordance with such authorization, the applicable Purchase Agreement and applicable law and in the manner and for the consideration stated in the Registration Statement and the applicable Prospectus Supplement, will be validly issued, fully paid and nonassessable.

2.	When, as and if (a) any particular series of Preferred Stock has been authorized and duly established in accordance with applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, issuance and delivery of shares of such Preferred Stock (and the filing of any required certificate of designation, amendment or supplement to the organizational documents of the Company), and (c) the shares of such Preferred Stock have been issued, sold and delivered against payment therefor in accordance with such authorization, the applicable Purchase Agreement and applicable law and in the manner and for the consideration stated in the Registration Statement and the applicable Prospectus Supplement, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

CDW Corporation

CDW LLC

CDW Finance Corporation

and the other Guarantors set forth herein

October 16, 2014

3.	When, as and if (a) any Preferred Stock in the form of Depositary Shares has been duly authorized and duly established in accordance with the applicable Deposit Agreements and applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Depositary Shares (and any required amendment or supplement to the applicable Deposit Agreement), (c) the Preferred Stock represented by the Depositary Shares has been duly delivered to the Depositary under the applicable Deposit Agreement, and (d) the depositary receipts evidencing the Depositary Shares have been duly executed, attested, issued and delivered by duly authorized officers, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Agreement.

4.	When, as and if (a) any particular series of Warrants has been duly authorized and duly established in accordance with the applicable Warrant Agreements and applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Warrants (and any required amendment or supplement to the applicable Warrant Agreement), and (c) the Warrants have been duly executed, attested, issued and delivered by duly authorized officers against payment therefor in accordance with such authorization, the applicable Warrant Agreement, the applicable Purchase Agreement and applicable law and authenticated by the Warrant Agent, such Warrants (including any Warrants duly executed and delivered upon the exchange or conversion of Warrants that are exchangeable or convertible into another series of Warrants) will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

5.	When, as and if (a) any Subscription Rights have been duly authorized and duly established in accordance with the applicable Subscription Rights Agreement and applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Subscription Rights (and any required amendment or supplement to the applicable Subscription Rights Agreement), and (c) the Subscription Rights Agreements have been duly executed, attested, issued and delivered by duly authorized officers against payment therefore, if applicable, in accordance with such authorization, the applicable Subscription Rights Agreement, the applicable Purchase Agreement and applicable law and authenticated by the Rights Agent, such Subscription Rights will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

6.	When, as and if (a) any Debt Securities have been duly authorized and duly established in accordance with the applicable Indenture and applicable law, (b) the appropriate

CDW Corporation

CDW LLC

CDW Finance Corporation

and the other Guarantors set forth herein

October 16, 2014

corporate action has been taken by the Debt Issuers to authorize the form, terms, execution and delivery of such Debt Securities (and any required amendment or supplement to the applicable Indenture), and (c) the applicable Indenture has been duly executed, attested, issued and delivered by duly authorized officers, such Debt Securities will constitute valid and binding obligations of the Debt Issuers enforceable against the Debt Issuers in accordance with their terms.

7.	When, as and if (a) any Guarantees of Debt Securities have been duly authorized and duly approved by each Guarantor, as applicable in accordance with applicable law, (b) the appropriate corporate or organizational action has been taken by the Guarantors to authorize the form, terms, execution and delivery of such Guarantees, (c) the Guarantees have been duly executed, attested, issued and delivered by duly authorized officers, and (d) the Debt Securities underlying such Guarantees have been duly executed, authenticated, issued and delivered, such Guarantees will constitute valid and binding obligations of each Guarantor, as applicable, enforceable against each Guarantor, as applicable, in accordance with their terms.

8.	When, as and if (a) any Share Purchase Contracts have been duly authorized and duly established in accordance with applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Share Purchase Contracts, and (c) the Share Purchase Contracts have been duly executed, attested, issued and delivered by duly authorized officers, such Share Purchase Contracts will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

9.	When, as and if (a) any Share Purchase Units have been duly authorized and duly established in accordance with applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Share Purchase Units, and (c) the Share Purchase Units have been duly executed, attested, issued and delivered by duly authorized officers, such Share Purchase Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

10.	The Secondary Shares have been duly authorized, validly issued and fully paid and are nonassessable.

To the extent that the obligations of any of the Registrants under the Deposit Agreements, Warrant Agreements, Subscription Rights Agreements, Indentures, Share Purchase

CDW Corporation

CDW LLC

CDW Finance Corporation

and the other Guarantors set forth herein

October 16, 2014

Contract Agreements or Share Purchase Unit Agreements (collectively, the “Securities Agreements”) may be dependent on such matters, we assume for purposes of this opinion that the applicable Depositary, Warrant Agent, Rights Agent, Trustee, Share Purchase Contract Agent or Share Purchase Unit Agent (each, an “Agent” and collectively, the “Agents”) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such Agent is duly qualified to engage in the activities contemplated by the applicable Securities Agreements; that each Securities Agreement has been duly authorized, executed and delivered by applicable Agent and constitutes the legally valid and binding obligations of such Agent, enforceable against such Agent in accordance with its terms; that the applicable Agent is in compliance, generally and with respect to acting as an agent under the Securities Agreements with all applicable laws and regulations; and that the applicable Agent has the requisite organizational and legal power and authority to perform its obligations under the applicable Securities Agreements.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion and consent may be incorporated by reference in a subsequent registration statement filed pursuant to Rule 462(b) of the Rules with respect to the registration of additional Securities for sale in any Offering contemplated by the Registration Statement and shall cover such additional Securities.

Our advice on every legal issue addressed in this letter is based exclusively on the federal securities laws of the United States, the internal law of the State of New York, the General Corporation Law of the State of Illinois, the Limited Liability Company Act of the State of Illinois and the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the relevant state constitutions and reported judicial decisions interpreting the foregoing) and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. The manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. This letter is not intended to guarantee the outcome of any legal dispute which may arise in the future. For purposes of our opinion that the Guarantees will be binding obligations of the Guarantors, we have, without conducting any research or investigation with respect thereto, relied on the opinion of Foley & Lardner LLP with respect to the Wisconsin Guarantor that such Guarantees do not conflict with, or require consents under, the corporate

CDW Corporation

CDW LLC

CDW Finance Corporation

and the other Guarantors set forth herein

October 16, 2014

laws of Wisconsin. We are not licensed to practice in Wisconsin, and we have made no investigation of, and do not express or imply an opinion on, the laws of such state.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. We assume no obligation to revise or supplement this opinion should the present federal securities laws of the United States or laws of the States of New York, Illinois or Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS LLP